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                                                                    Exhibit 3.2


                                     BY-LAWS

                                       OF

                              JTM INDUSTRIES, INC.

                                    ARTICLE I

                                     OFFICES

      Section 1.1 Registered Office and Agent. The corporation shall maintain a registered office and shall have a registered agent whose business office is identical with such registered office.

      Section 1.2 Other Offices. The corporation may have offices at such place or places, within or without the State of Texas, as the Board of Directors may, from time to time, appoint or as the business of the corporation may require or make desirable.

                                   ARTICLE II

                                  CAPITAL STOCK

      Section 2.1 Issuance and Notice. Certificates of stock shall be numbered consecutively in the order in which they are issued. They shall be signed by the President and Secretary and the seal of the corporation shall be affixed thereto. In an appropriate place in the corporate records there shall be entered the name of the person owning the shares, the number of shares and the date of issue. Certificates of stock exchanged or returned shall be canceled by the Secretary and placed in the corporate records. Facsimile signatures may be utilized in accordance with Section 2.2 of this Article.
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      Section 2.2 Transfer Agents and Registrars. The Board of Directors of the
corporation may appoint a transfer agent or agents and a registrar or registrars of transfer (other than the corporation itself or an employee thereof) for the issuance of shares of stock of the corporation and may require that all stock certificates bear the signature of such transfer agent or registrar. In the event such a transfer agent or registrar is thus appointed, any share certificate may be signed by the facsimile of the signature of either or both of the President and Secretary printed thereon. If the same is countersigned by the transfer agent of the corporation, the certificates bearing the facsimile of the signatures of the President and Secretary shall be valid in all respects as if such person or persons were still in office even though such person or persons shall have died or otherwise ceased to be officers.

      Section 2.3 Transfer. Upon the surrender to the corporation or to the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of assignment of authority to transfer, it shall be the duty of the corporation to issue a certificate to the person entitled thereto, to cancel the surrendered certificate and to record the transaction upon its books.

      Section 2.4 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation that is alleged to have been lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to (i) advertise the same in such manner as it shall require, and/or (ii) give the corporation a bond in such sum as it may direct as indemnity against any


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claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

      Section 2.5 Voting. The holders of the common stock shall be entitled to one vote for each share of stock standing in their name. The holders of the preferred stock shall not be entitled to vote on any question whatsoever that may be presented to or decided upon by the Shareholders.

                                   ARTICLE III

                              SHAREHOLDERS' MEETING

      Section 3.1 Place of Meetings. All meetings of the Shareholders shall be held at the registered office of the corporation or at such other place, either within or without the State of Texas, as the Board of Directors or the Shareholders may, from time to time, elect.

      Section 3.2 Annual Meeting. An annual meeting of the common stock Shareholders shall be held each year at 11:00 a.m. on the last Monday of the last month in the fiscal year of the corporation. If such date is a legal holiday, then the meeting shall be held at 11:00 a.m. on the next regular business day following the legal holiday or at such other date and time as shall be designated, from time to time, by the Board of Directors and stated in the notice of the meeting. If an annual meeting has not been called and held within six months after the time designated, any common stock Shareholder may call such meeting.

      Section 3.3 Special Meetings. Special meetings of the common stock Shareholders may be called at any time by (i) the President, (ii) a majority of the Board of Directors, or (iii) the


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holder or holders of one-third or more of the capital stock of the corporation outstanding and entitled to vote.

      Section 3.4 Notice of Meeting. Written notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, either by hand or by first-class mail, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon, prepaid and addressed to the Shareholder at his address as it appears on the stock transfer books of the corporation.

      Section 3.5 Waiver of Notice. Notice of a meeting need not be given to any Shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting; and a Shareholder's waiver shall be deemed the equivalent of giving proper notice. Attendant of a Shareholder at a meeting, either in person or by proxy, shall by itself constitute a waiver of notice and a waiver of any and all objections to the time or place of the meeting or the manner in which it has been called or convened, unless a Shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business. Unless otherwise specified herein, neither the business transacted nor the purpose of the meeting need be specified in the waiver.

      Section 3.6 Quorum. The majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Shareholders. If a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders. When a quorum is once present to


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organize a meeting, the Shareholders present may continue to do business at the meeting until adjournment even though enough Shareholders withdraw to leave less than a quorum.

      Section 3.7 Adjournment. Any meeting of the Shareholders may be adjourned by the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present. Notice of the adjourned meeting or of the business to be transacted at such meeting shall not be necessary, provided the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.

      Section 3.8 Voting Rights. Each Shareholder shall be entitled at each Shareholders' meeting to one vote for each share of the capital stock having voting power held by such Shareholder.

      Section 3.9 Proxies. A Shareholder entitled to vote may vote in person or by proxy executed in writing by the Shareholder or by his attorney-in-fact. A proxy shall not be valid after eleven months from the date of its execution unless a longer period is expressly stated in such proxy.

      Section 3.10 Action by Consent of Shareholders. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if a written consent setting forth the action shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof. Any such consent shall be filed with the Secretary of the corporation and shall have the same force and effect as a unanimous vote of the Shareholders.


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                                   ARTICLE IV

                                    DIRECTORS

      Section 4.1 Management of Business. Subject to these by-laws or any lawful agreement between the Shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors which shall have and which may exercise all of the powers that may be exercised or performed by the corporation.

      Section 4.2 Number, Qualification and Term of Office. The business and affairs of the corporation shall be managed by a Board of Directors which shall consist of not less than three (3) nor more than nine (9) members unless the number of Shareholders shall be less than three (3). In the event there shall be less than three (3) Shareholders, the minimum number of the Board of Directors may equal the number of Shareholders. Each member of the Board of Directors of the corporation shall be elected by the affirmative vote of a majority of the voting shares represented at the meeting at which such election is held. None of the Directors need be a resident of the State of Texas or hold shares of stock in the corporation. The Directors shall be elected at an annual meeting of the Shareholders and shall serve for a term of one (1) year or until their successors are elected and qualified.

      Section 4.3 Vacancies. The Directors may fill the place of any Director which may become vacant prior to the expiration of his term, such appointment by the Directors to continue until the expiration of the term of the Director whose place has become vacant.

      Section 4.4 Compensation. For their services as Directors, the Directors may receive a fixed sum salary and reimbursement of expenses of attendance at each meeting of the Board in


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accordance with directions from the Shareholders at a duly constituted meeting of the Shareholders. A Director may serve the corporation in a capacity other than that of Director and receive compensation for the services rendered in such other capacity.

                                    ARTICLE V

                               DIRECTORS' MEETINGS

      Section 5.1 Place of Meetings. The meetings of the Board of Directors may be held at the registered office of the corporation or at any place, within or without the State of Texas, which a majority of the Board of Directors may, from time to time, designate by resolution.

      Section 5.2 Annual Meeting. The Board of Directors shall meet each year immediately following the annual meeting of the Shareholders at the place such Shareholders' meeting was held for the purpose of electing officers and for the consideration of other business.

      Section 5.3 Special Meetings. Special meetings of the Board of Directors may be called at any time by (i) the President, (ii) any two Directors or (iii) the sole Director in the event there shall be only one Director.

      Section 5.4 Notice of Meeting. Notice of the annual meeting of the Board of Directors need not be given. Written notice of each special meeting setting forth the time and place of the meeting shall be given to each Director at least 24 hours before the meeting. This notice may be given either by hand or by sending a copy of the notice through the United States mail or by telegram, charges prepaid, to the address of each Director.

      Section 5.5 Waiver of Notice. A Director may waive in writing notice of a special meeting of the Board, either before or after the meeting, and his waiver shall be deemed the


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equivalent of giving notice. Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business on the grounds that the meeting has not been lawfully called or convened.

      Section 5.6 Quorum. At meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business or in the event that the minimum number of Directors shall be less than three (3), then the presence of all the Directors shall be necessary to constitute a quorum. If a quorum is present, the acts of a majority of Directors in attendance shall be the acts of the Board.

      Section 5.7 Adjournment. A meeting of the Board of Directors may be adjourned. Notice of the time and the place of the adjourned meeting and of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

      Section 5.8 Action by Consent. If all the Directors, severally or collectively, consent in writing to any action taken or to be taken by the corporation and the writing or writings evidencing their consent are filed with the Secretary of the corporation, the action shall be as valid as though it had been authorized at a meeting of the Board of Directors.

                                   ARTICLE VI

                                    OFFICERS

      Section 6.1 Officers. The officers of the corporation shall consist of a President, Secretary and Treasurer. Upon action by the Board of Directors, the officers of the corporation


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may be extended to constitute, in addition to the President, Secretary and
Treasurer, a Vice President or Vice Presidents. The officers shall be elected by and shall serve at the pleasure of the Board of Directors.

      Section 6.2 President. The President shall be the chief executive officer of the corporation and shall have the responsibility for the general supervision of the business affairs of the corporation. He shall be responsible for the administration of the corporation, including general supervision of the policies of the corporation, general and active management of the financial affairs of the corporation and shall execute bonds, mortgages or other contracts under the seal of the corporation pursuant to authority which may be general authority from the Board of Directors. He shall preside at all meetings of the Shareholders and Directors (except when there is a separately elected Chairman of the Board) and discharge the duties of a presiding officer. He shall present at each annual meeting of the Shareholders a report of the business of the corporation for the preceding fiscal year and shall perform whatever other duties the Board of Directors may from time to time prescribe.

      Section 6.3 Secretary. The Secretary shall (i) keep minutes of all meetings of the Shareholders and Directors, (ii) have charge of the minute books, stock books and seal of the corporation, and (iii) perform such other duties and have such other powers as may, from time to time, be delegated to him by the President or the Board of Directors.

      Section 6.4 Treasurer. The Treasurer shall be charged with the management of the financial affairs of the corporation and shall have the power to recommend action concerning the corporation's affairs to the President.


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      Section 6.5 Assistant Secretary and Assistant Treasurer. Assistants to the
Secretary and Treasurer may be appointed and shall have such duties as shall be delegated to them by the President or the Board of Directors.

      Section 6.6 Vice Presidents. In the absence or disability of the President, the Vice President or Vice Presidents shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may, from time to time, prescribe. The Board of Directors may designate one or more Vice Presidents and may specify the order of seniority of Vice Presidents. The duties and powers of the President shall pass to the Vice Presidents in such specified order of seniority.

      Section 6.7 Vacancies. When a vacancy occurs in one of the executive offices by death, resignation or otherwise, it shall be filled by the Board of Directors. The officer so elected shall hold office until his successor is chosen and qualified.

      Section 6.8 Compensation. The Board of Directors shall prescribe or fix the salaries, bonuses, pensions, benefits under pension plans and profit sharing plans, stock option plans and all other plans, benefits and compensation to be paid or allowed to or in respect of (i) all officers and any or all employees of the corporation, including officers and employees who may also be Directors of the corporation and (ii) the Directors of the corporation, as such. Directors of the corporation shall not be disqualified from voting on their own or any other person's plan, benefit or compensation to be paid by the corporation merely because they or such other person is a Director or an officer or an employee of the corporation. The Board of Directors may delegate these functions to any officer not a Director except those determinations involving an officer or Director.


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                                   ARTICLE VII

                                      SEAL

      Section 7.1 Seal. The seal of the corporation shall be in such form as the Board of Directors may, from time to time, determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the words "Corporate Seal" enclosed in parentheses or scroll shall be deemed the seal of the corporation. The seal shall be in the custody of the Secretary and affixed by him or any Assistant Secretary on the certificates of stock and such other papers as may be directed by law, by these by-laws or by the President or Board of Directors.

                                  ARTICLE VIII

                                   AMENDMENTS

      Section 8.1 Amendments. These by-laws may be amended at any meeting of the Board of Directors by the affirmative vote of a majority of the Directors, except as prohibited by law.

                                   ARTICLE IX

                                 INDEMNIFICATION

   Section 9.1 Circumstances for Claim of Indemnification. Any person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the


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corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of this corporation, shall be indemnified by this corporation, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in a manner reasonably believed by such person to be in or not opposed to the best interests of this corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 9.2 Determination of Right to Indemnification. Determination of the right to indemnification and the amount thereof may be made, at the option of the person to be indemnified, pursuant to procedure set forth from time to time in the by-laws or by any of the following procedures: (i) order of the court or administrative body or agency having jurisdiction of the action, suit or proceeding, (ii) resolution adopted by a majority of a quorum of the Board of Directors of the corporation without counting in such majority or quorum any Directors who have incurred expenses in connection with such action, suit or proceeding, (iii) resolution adopted by a majority of a quorum of the Shareholders entitled to vote at any meeting, or (iv) order of any court having jurisdiction over the corporation. Any such determination that a payment by way of indemnity should be made shall be binding upon the corporation. Such right


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of indemnification shall not be exclusive of any other right which such
Directors, officers and employees of the corporation and the other persons above mentioned may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification or reimbursement under any by-laws, agreement or vote of the Shareholders, their rights under this Article being cumulative. The provisions of this Article shall apply to any member of any committee appointed by the Board of Directors as fully as though such person had been a Director, officer or employee of the corporation.

      Section 9.3 Payment During Pendency of Action. A disinterested majority of the Board of Directors of this corporation or a majority of a quorum of the Shareholders entitled to vote at a meeting shall be authorized to pay to any person entitled to indemnification under this Article all actual expenses incurred in connection with such action, suit or proceeding during the pendency thereof.

      Section 9.4 Intent. It is the intention of this corporation that this Article of the by-laws of this corporation and the indemnification hereunder shall extend to the maximum indemnification possible under the laws of the State of Texas and if one or more words, phrases, clauses, sentences or sections of this Article should be held unenforceable for any reason, all of the remaining portions of this Article shall remain in full force and effect.

                                    ARTICLE X

                                    DEALINGS

      Section 10.1 Related Transactions. No contract or other transaction between this corporation and any other firm, association or corporation shall be affected or invalidated by the


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fact that any of the members of the Board of Directors of this corporation are interested in or are members, shareholders, governors or directors of such firm, association or corporation; and no contract, act or transaction of this corporation with any individual, firm, association or corporation shall be affected or invalidated by the fact that any of the members of the Board of Directors of this corporation are parties to or interested in such contract, act or transaction or are in any way connected with such individual, firm, association or corporation. Each and every individual who may become a member of the Board of Directors of this corporation is hereby relieved from any liability that might otherwise exist from contracting with this corporation for the benefit of himself or herself or any firm, association or corporation in which he or she may in any way be interested. Notwithstanding the above, the provisions of this Section 10.1 shall be applicable only in the absence of fraud and only where the interest in such transaction of an interested party has been disclosed and the interested party, if a Director, has abstained from a vote thereon.

                                   ARTICLE XI

                             DIVIDENDS AND RESERVES

      Section 11.1 Dividends. The Board of Directors of the corporation may from time to time declare, and in such event the corporation shall pay, dividends on the corporation's outstanding shares in cash, property, or the corporation's own shares, except when the corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation and subject to the following provisions: dividends may be declared and paid in cash or property only out of the unreserved and


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unrestricted earned surplus of the corporation or out of the unreserved and unrestricted net earnings of the current fiscal year or the next preceding fiscal year.

      Section 11.2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner by which it was created.

                                 ARTICLE XII

                                REIMBURSEMENT

      Section 12.1 Disallowed Corporate Deductions. Any payments made to an officer of the corporation such as a salary, commission, bonus, interest, rent or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

      I, Michael J. Gross, Secretary of JTM Industries, Inc. formed and existing under the laws of the State of Texas, do hereby certify that the foregoing is a true and complete copy of the by-


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laws of this corporation as submitted to and adopted as the by-laws of this corporation by its Board of Directors on the 27th day of February, 1981.

      IN WITNESS WHEREOF, I have hereunder subscribed my name and affixed the seal of the corporation, this 27th day of February, 1981.

                                          ---------------------------------
                                          Michael J. Gross, Secretary

                                                (CORPORATE SEAL)

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